EXHIBIT 99.1


 Audited consolidated financial statements of VCA as of and for the years ended
                        December 31, 2006, 2005 and 2004

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Vein Clinics of America, Inc.
Schaumburg, Illinois


We have audited the accompanying consolidated balance sheets of Vein Clinics of America, Inc. and Consolidated Affiliates (the Company) as of December 31, 2006, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vein Clinics of America, Inc. and Consolidated Affiliates as of December 31, 2006, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As described in Note 10 to the financial statements, on January 1, 2005, the Company changed its method of accounting for variable interest entities created prior to December 31, 2003 to adopt Financial Accounting Standards Board Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities--an interpretation of ARB No. 51.

As described in Note 14 to the financial statements, on August 8, 2007, Vein Clinics of America, Inc. was sold.


/s/McGladrey & Pullen LLP

Rockford, Illinois
October 22, 2007

VEIN CLINICS OF AMERICA, INC. AND CONSOLIDATED AFFILIATES

CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005

ASSETS                                                      2006         2005
-------------------------------------------------------------------------------


Current Assets
     Cash and cash equivalents .....................    $  731,658    $   36,652
     Accounts receivable, net of allowances for
        uncollectible amounts of $2,669,000,
        $2,719,000 and $1,332,000 in 2006,
        2005 and 2004 ..............................     3,514,697     2,130,463
     Notes receivable, stockholders ................       393,157          --
     Notes receivable ..............................        84,326       168,258
     Inventories ...................................       605,142       545,816
     Prepaid expenses and other ....................       272,422       299,440
     Investments ...................................       193,811       278,897
                                                        ----------    ----------

           Total current assets ....................     5,795,213     3,459,526
                                                        ----------    ----------



Other Assets
     Deposits ......................................       120,720       208,546
     Investments ...................................       508,720       446,265
     Deferred loan fees ............................       479,474          --
                                                        ----------    ----------
                                                         1,108,914       654,811
                                                        ----------    ----------




Equipment and Leasehold Improvements, net ..........     1,876,056     2,756,229
                                                        ----------    ----------

           Total assets ............................    $8,780,183    $6,870,566
                                                        ==========    ==========



                 See Notes to Consolidated Financial Statements

VEIN CLINICS OF AMERICA, INC. AND CONSOLIDATED AFFILIATES


LIABILITIES AND STOCKHOLDERS'
          EQUITY (DEFICIT)                                2006           2005
--------------------------------------------------------------------------------


Current Liabilities
     Notes payable ................................  $      --      $   651,000
     Current portion of long-term debt ............      656,249        282,677
     Accounts payable .............................    1,054,152      1,111,132
     Accrued expenses:
        Salaries, wages and payroll taxes .........    2,140,902      2,144,733
        Members' advances .........................      735,904        603,858
        Customer advances .........................      990,452      2,212,424
        Other .....................................      219,566         48,824
                                                     -----------    -----------

           Total current liabilities ..............    5,797,225      7,054,648
                                                     -----------    -----------

Professional liability ............................         --           95,483
Deferred compensation .............................      462,376        451,984
Long-term debt, less current portion ..............    7,122,698      1,579,400
                                                     -----------    -----------

           Total long-term liabilities ............    7,585,074      2,126,867
                                                     -----------    -----------

Commitments and contingencies (Notes 7 and 14)

Stockholders' Equity (Deficit)
     Common stock, voting, no par value, authorized
        50 shares, issued 24.52 shares ............        6,132          6,132
     Common stock, non-voting, no par value,
        authorized 4,950 shares, issued 2,427.484
        shares ....................................         --             --
     Retained earnings (deficit) ..................   (4,608,248)    (2,317,081)
                                                     -----------    -----------
                                                      (4,602,116)    (2,310,949)
                                                     -----------    -----------

           Total liabilities and stockholders'
                equity (deficit) ..................  $ 8,780,183    $ 6,870,566
                                                     ===========    ===========


                 See notes to consolidated financial statements

VEIN CLINICS OF AMERICA, INC. AND CONSOLIDATED AFFILIATES


CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2006, 2005 and 2004

                                                                                2006              2005            2004
------------------------------------------------------------------------------------------------------------------------

Operating Revenue:
     Net patient service revenue ........................................   $ 28,481,428    $ 25,120,540    $ 20,313,724
     Other ..............................................................        138,959          41,849           5,300
                                                                            ------------    ------------    ------------

        Total operating revenue .........................................     28,620,387      25,162,389      20,319,024
                                                                            ------------    ------------    ------------

Operating Expenses:
     Salary and benefits ................................................     13,178,648      15,143,633      11,317,458
     Other direct expenses ..............................................      5,246,029       4,028,315       2,851,901
     General and administrative:
        Depreciation and amortization ...................................        847,456         834,209         776,209
        Bad debt expense ................................................        866,720         855,298          31,746
        Other ...........................................................      5,941,925       5,525,990       4,517,010
                                                                            ------------    ------------    ------------
                                                                              26,080,778      26,387,445      19,494,324
                                                                            ------------    ------------    ------------

        Income (loss) from operations ...................................      2,539,609      (1,225,056)        824,700
                                                                            ------------    ------------    ------------

Other (Expense) Income:
     Interest expense ...................................................       (462,631)       (126,348)        (59,536)
     Investment income ..................................................        137,760          60,448         394,642
     Other (expense) income, net ........................................       (172,057)        840,683         (48,535)
                                                                            ------------    ------------    ------------
                                                                                (496,928)        774,783         286,571
                                                                            ------------    ------------    ------------

        Income (loss) from continuing operations ........................      2,042,681        (450,273)      1,111,271

Income (loss) from operations of discontinued
     component ..........................................................         88,282         (51,457)           --
                                                                            ------------    ------------    ------------

        Income (loss) before cumulative effect
           of change in accounting principle ............................      2,130,963        (501,730)      1,111,271

Cumulative effect on prior years of change in method of accounting due to adoption of Financial Accounting Standards Board Interpretation
     No. 46R (Note 10) ..................................................           --        (1,197,377)           --
                                                                            ------------    ------------    ------------

        Income (loss) before minority interest ..........................      2,130,963      (1,699,107)      1,111,271

Minority interest in consolidated entities ..............................           --          (180,398)        186,000
                                                                            ------------    ------------    ============

        Net income (loss) ...............................................   $  2,130,963    $ (1,879,505)   $  1,297,271
                                                                            ============    ============    ============


                 See Notes to Consolidated Financial Statements

VEIN CLINICS OF AMERICA, INC. AND CONSOLIDATED AFFILIATES




CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
Years Ended December 31, 2006, 2005 and 2004


                                                                                                Retained
                                           Common Stock - Voting    Common Stock - Non Voting   Earnings
                                             Shares     Amount          Shares     Amount       (Deficit)             Total
                                          ----------------------   --------------------------   ---------------   ------------

Balance, December 31, 2003.................   24.52      $6,132       2,427.484     $  --        $1,717,371         $1,723,503
     Net income............................      --          --           --           --         1,297,271          1,297,271
     Cash dividends........................      --          --           --           --        (1,116,072)        (1,116,072)
                                              --------------------------------------------------------------------------------
Balance, December 31, 2004.................   24.52       6,132       2,427.484        --         1,898,570          1,904,702
     Net (loss)............................      --          --           --           --        (1,879,505)        (1,879,505)
     Cash dividends........................      --          --           --           --         2,336,146         (2,336,146)
                                              --------------------------------------------------------------------------------
(2,336,146)
Balance, December 31, 2005.................   24.52       6,132       2,427.484        --        (2,317,081)        (2,310,949)
     Net income............................      --          --           --           --         2,130,963          2,130,963
     Cash dividends........................      --          --           --           --        (5,859,824)        (5,859,824)
     Deconsolidation of affiliate..........      --          --           --           --         1,437,694          1,437,694
                                              --------------------------------------------------------------------------------

Balance, December 31, 2006.................   24.52      $6,132       2,427.484     $  --       $(4,608,248)       $(4,602,116)
                                              ================================================================================




                 See Notes to Consolidated Financial Statements

VEIN CLINICS OF AMERICA, INC. AND CONSOLIDATED AFFILIATES



CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2006, 2005 and 2004

                                                                 2006           2005          2004
----------------------------------------------------------------------------------------------------

Cash Flows From Operating Activities
     Net income (loss) ..................................   $ 2,130,963    $(1,879,505)   $ 1,297,271
     Adjustments to reconcile net income (loss)
        to net cash provided by operating activities:
        Depreciation and amortization ...................       847,456        834,209        776,209
        Depreciation and amortization -
           discontinued operations ......................          --          246,651           --
        Provision for bad debts .........................       866,720        855,298         31,746
        Undistributed losses allocated to
           minority interest ............................          --          (91,102)      (186,000)
        Increase (decrease) in trading securities .......        22,631        241,402       (192,526)
        Amortization of deferred loan fees ..............        43,588           --             --
        Cumulative effect on prior years for change
           in method of accounting ......................          --        1,197,377           --
        Increase (decrease) from changes in:
           Accounts receivable ..........................    (2,250,547)    (1,588,145)      (633,335)
           Inventories ..................................      (177,809)      (205,307)       (51,361)
           Prepaid expenses and other ...................        12,008         27,874        (51,048)
           Deposits .....................................          --          (42,334)       (43,808)
           Accounts payable .............................       297,536       (254,241)       579,273
           Accrued expenses .............................       289,589        410,572       (177,724)
           Customer advances ............................       133,908      1,256,561           --
                                                            -----------    -----------    -----------
                Net cash provided by operating activities     2,216,043      1,009,310      1,348,697
                                                            -----------    -----------    -----------

Cash Flows From Investing Activities
     Purchase of equipment ..............................      (339,017)    (1,087,132)    (2,367,721)
     Advances on notes receivable stockholders ..........      (393,157)       353,742       (121,162)
     Proceeds from affiliates ...........................        72,731           --             --
     Collection of notes receivable .....................        82,687           --             --
                                                            -----------    -----------    -----------
                Net cash used in investing activities ...      (576,756)      (733,390)    (2,488,883)
                                                            -----------    -----------    -----------

Cash Flows From Financing Activities
     Payments on long-term debt .........................    (2,081,472)      (115,812)       (16,938)
     Proceeds from long-term debt .......................     8,050,000        739,431      1,209,768
     Net borrowings (payments) from line of credit ......      (651,000)       651,000           --
     Deferred loan fees paid ............................      (523,062)          --             --
     Proceeds from deposit refund .......................        48,808           --             --
     Cash contribution from minority interest ...........          --           91,102        186,000
     Advances from stockholders .........................       132,046        603,858           --
     Payments to stockholders ...........................          --         (525,654)          --
     Cash dividends paid ................................    (5,859,824)    (2,336,146)    (1,116,072)
                                                            -----------    -----------    -----------
                Net cash provided by (used in)
                   financing activities .................      (884,504)      (892,211)       262,758
                                                            -----------    -----------    -----------

                                  (Continuted)

VEIN CLINICS OF AMERICA, INC. AND CONSOLIDATED AFFILIATES



CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
Years ended December 31, 2006, 2005 and 2004

                                                                               2006              2005       2004
-------------------------------------------------------------------------------------------------------------------


Cash received in consolidation of related entity........................   $      --      $   393,401    $      --
Cash from deconsolidation of affiliate .................................       (59,777)          --             --
                                                                           -----------    -----------    -----------

           Net increase (decrease) in cash .............................       695,006       (222,900)      (877,428)

Cash and cash equivalents:
     Beginning .........................................................        36,652        259,552      1,136,980
                                                                           -----------    -----------    -----------

     Ending.............................................................   $   731,658    $    36,652    $   259,552
                                                                           ===========    ===========    ===========

Supplemental Disclosure of Cash Flow Information
     Cash payments for:
        Interest .......................................................   $   513,849    $   139,884    $    59,506
                                                                           ===========    ===========    ===========

Supplemental Schedule of Noncash Investing and
     Financing Activities
     Balance sheet consolidation of variable interests in an affiliate, Hair Today, Gone Tomorrow LLC

Assets:
     Current ...........................................................   $      --      $   626,063    $      --
     Long-term .........................................................          --          406,329           --
                                                                           -----------    -----------    -----------
                                                                           $      --      $ 1,032,392    $      --
                                                                           ===========    ===========    ===========

Liabilities:
     Current ...........................................................   $      --      $ 2,098,468    $      --
     Long-term .........................................................          --          131,301           --

Members' deficit, cumulative effect of
     change in method of accounting ....................................          --       (1,197,377)          --
                                                                           -----------    -----------    -----------
                                                                           $      --      $ 1,032,392    $      --
                                                                           ===========    ===========    ===========

Balance sheet deconsolidation due to a reconsideration event of variable interests in an affiliate, Hair Today, Gone Tomorrow, LLC

Assets:
     Current ...........................................................   $   125,073    $      --      $      --
     Lone-term .........................................................       410,752           --             --
                                                                           -----------    -----------    -----------
                                                                           $   535,825    $      --      $      --
                                                                           ===========    ===========    ===========

Liabilities:
     Current ...........................................................   $ 1,932,670    $      --      $      --
     Long-term .........................................................        40,849           --             --

Members' equity ........................................................    (1,437,694)          --             --
                                                                           -----------    -----------    -----------
                                                                           $   535,825    $      --      $      --
                                                                           ===========    ===========    ===========



                 See Notes to Consolidated Financial Statements

VEIN CLINICS OF AMERICA, INC. AND CONSOLIDATED AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

Note 1.  Nature of Business and Summary of Significant Accounting Policies


Nature of business: Vein Clinics of America, Inc. (VCA) is a Delaware corporation that provides management services for professional corporations (P.C.'s) through various contractual arrangements further described in Note 2. These P.C.'s provide medical services for the treatment of varicose veins, spider veins, ulcers, and other forms of vein disease.

Members of VCA's management also hold interests in the following affiliated companies:

o Hair Today, Gone Tomorrow, LLC (HTGT), an Illinois limited liability company whose operations consist of hair removal. o BK Aviation Group, LLC (BK), a Delaware limited liability company whose operations consist of chartered flights.

The P.C.'s and the two affiliated entities are consolidated in these financial statements. HTGT was deconsolidated as of August 10, 2006 (see Note 10).

A summary of VCA (Parent Company) and its affiliates' (collectively the Company) significant accounting policies follows:

Principles of consolidation: The accompanying consolidated financial statements include the financial information of the Company. All significant intercompany accounts and transactions have been eliminated.

Use of estimates: The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The use of estimates and assumptions in the preparation of the accompanying consolidated financial statements is primarily related to the determination of net accounts receivable. Due to uncertainties inherent in the estimation and assumption process, it is at least reasonably possible that changes in these estimates and assumptions in the near term would be material to the consolidated financial statements.

Net patient service revenue: Net patient service revenue is recognized in the period when the services are performed.

Cash and cash equivalents: For purposes of presenting the cash flow statement the Company includes highly liquid investments with original maturities of three months or less at the date of purchase in cash equivalents.

The Company may have amounts on deposit with financial institutions in excess of those insured by the FDIC. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

VEIN CLINICS OF AMERICA, INC. AND CONSOLIDATED AFFILIATES


Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued)


Accounts receivable and allowance for uncollectible accounts: The collection of receivables from third-party payors and patients is the Company's primary source of cash for operations and is critical to its operating performance. The primary collection risks relate to uninsured patient accounts and patient accounts for which the primary insurance payor has paid, but patient responsibility amounts (deductibles and copayments) remain outstanding. Patient receivables, where a third-party payor is responsible for paying the amount, are carried at a net amount determined by the original charge for the service provided, less an estimate made for contractual adjustments or discounts provided to third-party payors.

Patient receivables due directly from the patients are carried at the original charge for the service provided less amounts covered by third-party payors and less an estimated allowance for uncollectible receivables. Management estimates this allowance based on the aging of its accounts receivable and its historical collection experience by clinic and for each payor type. Recoveries of receivables previously written off are recorded as a reduction of bad debt expense when received.

The past due status of receivables is determined on a case-by-case basis depending on the payor responsible. Interest is generally not charged on past due accounts.

Inventories: Inventories (principally pharmaceuticals and supplies) are stated at the lower of cost (first-in, first-out method) or market.

Investments: Investments consist entirely of mutual funds and are carried at fair value based upon quoted market prices. These investments have been purchased to fund deferred compensation agreements and are considered by the Company to be trading securities. Trading income for investments held at year end included in investment income on the statement of operations was $71,817, $99,192 and $23,928 for the years ended December 31, 2006, 2005 and 2004, respectively.

Deferred loan fees: Fees related to the issuance of long-term debt are capitalized and amortized over the life of the debt using the straight-line method, which approximates the effective interest method. Accumulated amortization as of December 31, 2006 was approximately $44,000.

Equipment and leasehold improvements: Equipment and leasehold improvements are stated at cost and include major expenditures which increase their value or extend their useful lives. Depreciation and amortization are computed using the straight-line method based on estimated useful lives. Estimated useful lives for leasehold improvements are over the life of the lease and for equipment range from 3 to 10 years.

Long-lived assets: Management evaluates its long-lived assets for possible impairment whenever events or circumstances indicate that the carrying amount of the asset, or related group of assets, may not be recoverable from estimated future cash flows.

Members' advances: Members' advances consist of amounts due to the members for advances paid to fund the operations of BK.

Notes receivable: Notes receivable consist of notes due from the stockholders and others. Management considers the notes to be fully collectible and no allowance is included in these financial statements.

Advertising: Advertising costs are expensed as incurred and are included in operation expenses. Advertising expenses were approximately $2,400,000, $2,850,000 and $1,700,000 for the years ended December 31, 2006, 2005 and 2004, respectively.

VEIN CLINICS OF AMERICA, INC. AND CONSOLIDATED AFFILIATES


Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued)


Minority interest in consolidated entities: Since VCA has no ownership interest in the VIEs, all income and loss to the extent of minority interest equity are allocated to the minority interests and are reported as minority interest in the consolidated entities in the consolidated statement of operations, and no amounts with respect to these interests are included in stockholders' equity (deficit). Distributions to the minority interests in excess of these capital accounts are reflected as additional income allocated to minority interests in the statement of operations.

Income taxes: Except for the P.C.'s, which are professional service "C" corporations, VCA and its affiliates are organized as a group of "S" corporations and limited liability companies and are taxed as "pass-through" entities for federal and state income tax purposes under the Internal Revenue Code and various state statutes. As such, all income is taxable directly to the stockholders and members and no provisions have been made for income taxes in the accompanying consolidated financial statements. The P.C.'s distribute all their income and thus have no income tax provisions, or associated deferred tax assets (liabilities).

Reclassification: Certain items on the 2006 financial statements have been reclassed to conform with the 2005 and 2004 presentation. The reclassifications had no effect on the reported total assets, liabilities, equity or net income.

Note 2.  Clinic Operating Agreements


Under the terms of agreements with various P.C.'s, VCA has granted the P.C.'s nonexclusive and nontransferable licenses to use the proprietary treatment method developed by VCA. In addition, the agreements make VCA the sole and exclusive manager and administrator of all P.C. business functions, including billings, collections and disbursements. The P.C.'s are included in the consolidated financial statements due to meeting the requirements outlined in Emerging Issues Task Force Issue No. 97-2.

Note 3   Net Patient Service Revenue


The Company has agreements with third-party payors that provide for payments to the Company at amounts different from its established rates. Payment arrangements include prospectively determined rates for reimbursed cost and discounted charges. Net patient service revenue is reported at the estimated net realizable amounts from patients and third-party payors.

A summary of the payment arrangements with major third-party payors follows:

    o Medicare: Most outpatient services related to Medicare beneficiaries are paid at prospectively determined rates per service.

    o Other: Estimates for contractual allowances under managed care health plans are based primarily on the payment terms of contractual arrangements, such as predetermined rates per diagnosis, per diem rates or discounted fee for service rates.

Approximately 21%, 8% and 5% of gross patient revenues for the years ended December 31, 2006, 2005 and 2004, respectively, relates to services rendered to patients covered by the Medicare program.

Laws and regulations governing the Medicare program are complex and subject to interpretation. Management believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation.

VEIN CLINICS OF AMERICA, INC. AND CONSOLIDATED AFFILIATES


Note 4.  Equipment and Leasehold Improvements


Equipment and leasehold improvements consist of the following at December 31, 2006 and 2005:

                                                 2006         2005
                                               ---------   ----------

Leasehold improvements ....................   $  912,273   $  942,669
Furniture and fixtures ....................    3,397,441    5,251,222
Aircraft and other transportation equipment    1,705,269    1,705,269
Data processing equipment .................      785,877      821,387
                                              ----------   ----------
                                               6,800,860    8,720,547
Less accumulated depreciation .............    4,924,804    5,964,318
                                              ----------   ----------
                                              $1,876,056   $2,756,229
                                              ==========   ==========

Note 5.  Notes Payable and Pledged Assets


Notes payable consist of the following at December 31, 2006 and 2005:


                                                            2006         2005
                                                           ------     ---------

Line of credit, collateralized by the assets of VCA,
variable interest, 6.75% at December 31, 2005,
$800,000 available, through December 31, 2049...........  $      --  $   505,000


Line of credit, collateralized by the assets of HTGT,
variable interest, 6.75% at December 31, 2005,
$250,000 available, through June 23, 2007...............         --      146,000
                                                           --------   ----------

                                                           $     --   $  651,000
                                                           ========   ==========

VEIN CLINICS OF AMERICA, INC. AND CONSOLIDATED AFFILIATES


Note 6.  Long-Term Debt and Pledged Assets


Long-term debt consists of the following at December 31, 2006 and 2005:


                                                                     2006              2005
                                                                ------------       ------------
Term loan, collateralized by the assets of VCA,
variable interest, 11.25% at December 31, 2006
payable in monthly installments of principal
ranging from $52,083 to $104,166, plus
interest, due August 1, 2011................................. .    $4,739,583    $           --

Term loan, collateralized by the assets of VCA,
variable interest, 12.25% at December 31, 2006,
interest only due monthly, principal due
August 1, 2011................................................     2,000,000                --

Term loans, collateralized by the assets of VCA.
these loans were paid in total in 2006........................             --          768,121

Term loan, collateralized by the assets of VCA.
This loan was paid in total in 2005...........................             --               --

Term loan, collateralized by the assets of BK.
this loan was paid off with the proceeds
of the note due August 18, 2008...............................             --        1,093,956

Term loan, collateralized by the assets of BK,
variable interest, 8.25% at December 31, 2006,
interest only due in monthyly installments, due
August 18, 2008...............................................     1,039,364                --
                                                                  ----------       -----------

Total      ...................................................     7,778,947         1,862,077

Less current maturities.......................................      (656,249)         (282,677)
                                                                 -----------       -----------
                                                                  $7,122,698        $1,579,400
                                                                 ===========       ===========

VCA stockholders have pledged stock as collateral on the VCA term loans under pledge agreements. The VCA term loans were subject to certain financial covenants. VCA also has a $2,000,000 revolving credit facility available from a finance company. There were no borrowings outstanding against that facility at December 31, 2006.

VEIN CLINICS OF AMERICA, INC. AND CONSOLIDATED AFFILIATES



Note 6.       Long-Term Debt and Pledged Assets (Continued)


Aggregate maturities on long-term debt as of December 31, 2006 are due as follows:

         Year Ending December 31,
         ------------------------

                   2007                          $     656,249
                   2008                              1,997,698
                   2009                              1,177,080
                   2010                              1,197,920
                   2011                              2,750,000
                                                 -------------
                                                  $  7,778,947

Note 7.  Operating Leases


The Company's leases are primarily noncancelable obligations for office and clinic space and generally include provisions requiring VCA to pay a proportionate share of real estate taxes and operating expenses.

Future minimum payments under the Company's noncancelable operating leases are as follows:

         Year Ending December 31,
         ------------------------

                   2007                            $    922,500
                   2008                                 773,500
                   2009                                 528,500
                   2010                                 447,700
                   2011                                 358,800
                Thereafter                              413,600
                                                  -------------
                                                   $  3,404,600

Rental expense, principally for office space, was approximately $1.2 million, $0.9 million and $0.8 million for the years ended December 31, 2006, 2005 and 2004, respectively, and is included in other general and administrative expenses on the consolidated statements of income.

Note 8.  Defined Contribution Plan


The Company maintains a section 401(k) defined contribution plan covering substantially all employees. The plan allows for a discretionary contribution from the Company. No Company contributions were made for 2006, 2005 or 2004.

VEIN CLINICS OF AMERICA, INC. AND CONSOLIDATED AFFILIATES



VEIN CLINICS OF AMERICA, INC. AND CONSOLIDATED AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
Note 9.  Deferred Compensation Arrangements


The Company has entered into employment agreements with physicians at clinic sites providing for deferred compensation to be accumulated over a physician's first five years of employment. Accumulated balances are paid out during the year following this term. These obligations are funded in physician designated investment accounts and are recorded as accrued liabilities. At December 31, 2006, 2005 and 2004, these obligations totaled $638,532, $734,454 and $691,023, respectively.

The deferred compensation at December 31, 2006 is due as follows:

                   2007                                   $ 176,156
                   2008                                      46,522
                   2009                                      74,067
                   2010                                     112,555
                   2011                                     229,232
                                                         ----------
                                                          $ 638,532

Note 10..Variable Interest Entities and Adoption of Accounting Standard


The Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 46R (FIN 46R), Consolidation of Variable Interest Entities. Management of the Company determined that Hair Today, Gone Tomorrow, LLC (HTGT) and BK Aviation Group, LLC (BKA) are variable interest entities (VIEs) since they require subordinated financial support. The Company and its related parties have variable interests in these VIEs consisting of debt guarantees and advances. These variable interests subject the Company to a majority of any potential losses in these VIEs and, therefore, require the Company to consolidate in these VIEs. BKA was formed in 2004 and is consolidated effective on its formation date. Effective January 1, 2005, the Company was required to consolidate in HTGT, and the difference between the carrying value of HTGT's assets and liabilities of $1,197,377 at that date was recognized as a cumulative effect of an accounting change.

On August 10, 2006, VCA entered into a debt agreement with Capital Source that no longer permitted any financial support of HTGT by VCA. As a result, VCA no longer is subject to any losses of this VIE and, thus, HTGT was deconsolidated as of that date. The difference between the carrying value of HTGT's assets and liabilities of $1,437,694, which were removed at the time of deconsolidation, was recognized as an addition to retained earnings.

The results of operations for these VIEs have been included in the statement of operations for the period they were consolidated.

VEIN CLINICS OF AMERICA, INC. AND CONSOLIDATED AFFILIATES

The following table illustrates the relative significance of the VIEs as of and for the years ended December 31:

                                                  BKA           HTGT**
                                                  ---           ----

                   2006
Revenue .................................   $   138,959    $ 3,365,180    *
Net Income (loss) .......................      (385,709)        88,282    *
Assets, primarily property ..............       448,072           --
Liabilities, primarily note payable, bank     1,015,896           --

                   2005
Revenue .................................   $    41,849    $ 6,167,752
Net Income (loss) .......................      (861,943)       (51,457)
Assets, primarily property ..............       145,322        751,991
Liabilities, primarily note payable, bank     1,102,349      2,272,325

                   2004
Revenue .................................   $     5,300    $      --
Net Income (loss) .......................      (722,186)          --


* Through August 10, 2006.
**Results for all periods presented have been reported as a discontinued operation.

The assets that are collateral for the debt of BKA consist of an airplane with a net carrying value of $447,000. The creditors of the VIEs do not have recourse to the general credit of the Company.

Note 11..Concentrations of Credit Risk


The Company grants credit without collateral to its patients, most of whom are local residents and are insured under third-party agreements. The mix of receivables from patients and third-party payors are as follows at December 31, 2006, 2005 and 2004:

                                                         2006            2005
                                                         ----            ----

Medicare............................................      13%              8%
Third-party payors and patients.....................      87%             92%
                                                      -----------------------
                                                         100%            100%
                                                       ======================

Note 12..Professional Liability Risks


The Company insures for professional liability claims subject to applicable deductible amounts through claims-made insurance coverage. Practicing physicians maintain their own professional liability insurance coverage.

VEIN CLINICS OF AMERICA, INC. AND CONSOLIDATED AFFILIATES


Note 13.  Employment and Incentive Agreements


The Company has entered into employment and incentive agreements with key executives and physicians. These agreements provide for certain payments based on defined events or achievements of stated business objectives. Such amounts are recorded as compensation expense as earned under the agreements. Approximately $2 million, $1.9 million and $1 million, respectively, was recorded as current liabilities, accrued salaries, at December 31, 2006 and 2005, respectively, under these agreements.

Note 14. Contingency and Subsequent Events


A former stockholder of two consolidated entities filed suit in 2005 against those entities and their stockholders for damages related to the buy out of his interests. Vein Clinics of America is not named in the suit. The former stockholder was claiming damages of approximately $1.5 million with continuing future rights. The Company believed at the time the 2006 consolidated financial statements were issued that any obligation would be nominal and that its position had merit and therefore no liability was recognized. Subsequent to the issuance of the 2006 consolidated financial statements, the Company voluntarily arbitrated this matter. Based on the arbitration and the sale of the Company discussed below, the Company agreed to a settlement of approximately $1,050,000 in order to resolve this matter.

On August 8, 2007,  Vein Clinics of America,  Inc. was purchased by  IntegraMed,
Inc.

Note 15. New Accounting Standards


In June 2006, the FASB issued Fin No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109. The interpretation clarifies the accounting and financial statement reporting for uncertainty in income taxes recognized by prescribing a recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return. The interpretation is effective for the Company for the year beginning January 1, 2007. The Company has not yet completed its analysis of the effects of this interpretation and has not determined if the adoption of FIN 48 will have a material impact on its financial statements.